UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2006

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois 60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

CenterPoint Properties Trust (“CenterPoint”) has converted from a real estate investment trust for federal income tax purposes to a partnership for federal income tax purposes (the “Tax Conversion”). A summary of certain United States federal income tax consequences to U.S. holders (as defined below) of CenterPoint Series D Flexible Cumulative Redeemable Preferred Shares (the “Preferred Shares”) resulting from the Tax Conversion is set forth below.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, administrative rulings and judicial decisions, all as in effect on the date of the Tax Conversion and all subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that future legislation, administrative rulings or court decisions will not significantly modify the discussion set forth in this summary.

This summary does not address the tax consequences to holders that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities (especially those subject to taxation on “unrelated business taxable income”), brokers and dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons that hold the Preferred Shares in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders whose functional currency is not the U.S. dollar, holders who are not U.S. holders and persons who have ceased to be citizens or residents of the United States. Further we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of Preferred Shares;

•	the U.S. federal estate and gift or alternative minimum tax (“AMT”) consequences of the Tax Conversion and the ownership and sale of the Preferred Shares after the Tax Conversion; or

•	any state, local or foreign tax consequences of the Tax Conversion and the ownership and sale of the Preferred Shares after the Tax Conversion.

All such persons are urged to consult their own tax advisors regarding the federal income tax impact of the Tax Conversion on them. For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a Preferred Share and you are:

•	a citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or of any state thereof (including the District of Columbia),

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (and certain other trusts that have elected to continue to be treated as U.S. trusts).

If you are a partnership holding Preferred Shares (or if you are a partner in such partnership), you are urged to consult your own tax advisors about the U.S. federal income tax consequences of the Tax Conversion and of owning and disposing of the Preferred Shares.

This summary is not binding on the Internal Revenue Service (the “IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. If you own Preferred Shares, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Tax Treatment of Tax Conversion. While CenterPoint previously qualified for taxation as a “real estate investment trust” under the Code (a “REIT”), CenterPoint has converted to a partnership for federal income tax purposes. Depending on certain circumstances, CenterPoint could be treated as a publicly traded partnership within the meaning of Section 7704 of the Code, but expects to avoid taxation as a corporation under these rules based on the nature of its income.

Immediately prior to the effectiveness of the Tax Conversion, CenterPoint was treated for federal income tax purposes as if it had made a liquidating distribution of all of its assets to its shareholders (including holders of Preferred Shares). For federal income tax purposes, CenterPoint’s shareholders (including holders of Preferred Shares) are treated as if they had received the assets deemed distributed in exchange for their CenterPoint shares and then contributed such assets to a “new” partnership in return for an interest therein (a "partnership interest"). CenterPoint will treat shareholders as having received amounts they are entitled to receive as liquidating distributions under CenterPoint’s Declaration of Trust. CenterPoint’s shareholders recognized gain or loss upon the deemed receipt of the assets equal to the difference between (i) the amount of cash plus the fair market value of the assets they were deemed to receive and (ii) the adjusted tax basis in their Preferred Shares at the time of the Tax Conversion. Any such gain or loss will generally be capital gain or loss (assuming the Preferred Shares were held as capital assets) and will be long-term capital gain or loss if, at the time of the Tax Conversion, the holder held the Preferred Shares for more than one year. The deductibility of losses is subject to certain limitations. CenterPoint shareholders may have recognized gain for federal income tax purposes even though no actual distributions were made to such shareholders in connection with the Tax Conversion.

Non-Tax Treatment of Tax Conversion. While CenterPoint was deemed to liquidate for federal income tax purposes, it has continued to exist and has not liquidated for corporate or securities law purposes. Similarly, while CenterPoint’s shareholders are treated as if they had received the liquidating distribution in exchange for the cancellation of their CenterPoint shares for federal income tax purposes and then holding partnership interests, such shares remain outstanding for corporate law and securities law purposes and shareholders continue to be entitled to receive distributions from CenterPoint as set forth in the Declaration of Trust. However, as discussed below under “— Payment of Dividends,” the tax treatment of the receipt of any dividends will be different after the Tax Conversion.

Tax Treatment of Partnership and Partners. As a result of the Tax Conversion, CenterPoint is now treated as a partnership and not as a REIT for federal income tax purposes. As a partnership, CenterPoint is not subject to federal income tax. Instead, each person that holds an interest in CenterPoint as a partner for federal income tax purposes is required to report on its federal income tax return, in computing its federal income tax liability for each taxable year, its distributive share of the income, gains, losses, deductions, credits and items of tax preference of CenterPoint for the taxable year attributable to such partnership interest. A partner will be taxable on CenterPoint’s income and gain whether or not any corresponding distribution of money or property is made to the partner. In general, any allocations of income, gain, loss and deduction made to partners in CenterPoint are expected to be made among the partners in accordance with their entitlements to cash distributions. In this regard, while it is possible that the holders of the Preferred Shares could be viewed as holding interests in a partnership for which they would receive allocations of the partnership’s income (most likely in an amount each year equal to the amount of the dividend payable for the relevant taxable year), the holders of the Preferred Shares will more likely be treated as holding interests in a partnership that are entitled to a “guaranteed payment” for purposes of Section 707(c) of the Code. In general, guaranteed payments are not considered distributions by a partnership, but are payments that result in the recognition of “ordinary” income to the recipient and are includible in income whether or not the partnership has taxable income or its income consists wholly of capital gain. The recipient must include such payments in income in the recipient’s taxable year within or with which the partnership taxable year in which the partnership deducted such payments as paid or accrued under its method of accounting (whether or not payments are received) ends. While CenterPoint intends to treat the holders of Preferred Shares as holders of interests entitled to a guaranteed payments, the determination of whether dividend payments constitute guaranteed payments or allocations of partnership income is not entirely clear. Preferred Shareholders should consult their tax advisors regarding the treatment of holding Preferred Shares after the Tax Conversion.

It is possible that a holder of an interest that is entitled only to a guaranteed payment may be allocated items of deduction and loss, or income and gain in certain years if consistent with the economic entitlement of such interest to cash distributions. For example, an allocation of items of deduction and loss could conceivably be made with respect to the Preferred Shares if, in a deemed liquidation of CenterPoint based on the book value of its assets as carried on CenterPoint’s books for purposes of Section 704(b) of the Code, there were insufficient assets to make a full distribution to the Preferred Shareholders. It is therefore possible, but not anticipated, that there could be material allocations of CenterPoint items to holders of Preferred Shares

The present Amended and Restated Declaration of Trust of CenterPoint does not presently contain provisions specifically allocating items of CenterPoint income, gain, deduction or loss. CenterPoint intends to make such allocations in a manner that reflects the entitlement of partners to cash distributions and anticipates that such allocations will satisfy the “partners’ interest in the partnership” standard of Treasury regulation section 1.704-1(b)(3).

Holding Period and Tax Basis in Partnership Interest. The holding period in the partnership interest of a holder of Preferred Shares will generally be considered to have begun on the date the holders were deemed to have made the contribution to the partnership. The holding period in the partnership interest will not include the period the holder held the Preferred Shares prior to the Tax Conversion.

The initial tax basis of the partnership interest of a holder of Preferred Shares will, in general, be equal to the cash and the fair market value of the assets deemed contributed to the “new” partnership by such holder after the “deemed” liquidation described above. The tax basis will be increased by the partner’s share of income and gain allocated to such partner, and decreased by the partner’s distributive share of losses and the amount of any distributions made to the partner by CenterPoint. In general, losses allocated to a partner by CenterPoint may be deducted only to the extent of the partner’s adjusted tax basis in its partnership interest as of the end of the taxable year in which the loss is incurred. Any loss that cannot be deducted under this basis limitation rule may be carried forward and deducted by the partner in a future tax year to the extent of the partner’s adjusted basis in its partnership interest. If cash distributed to a partner for any year does not exceed the partner’s adjusted tax basis in its partnership interest, such distribution will generally be treated as a tax free return of capital for federal income tax purposes. Distributions of cash in excess of tax basis will generally be taxable as gain from the sale or a capital asset subject to certain exceptions. As noted above, it is not anticipated that material allocations of income, deduction or loss of CenterPoint will be made with respect to the Preferred Shares. In addition, it is not anticipated that any portion of the liabilities of CenterPoint will be includible in the tax basis of the partnership interests of the holders of Preferred Shares.

Payment of Dividends. As a result of the Tax Conversion, dividends payable with respect to the Preferred Shares will not be treated as corporate “dividends” for federal income tax purposes. Instead, dividends paid with respect to the Preferred Shares will likely be treated as guaranteed payments within the meaning of Section 707(c) of the Code. Unlike certain dividends received from a REIT, no part of the dividend will qualify as a “capital gains dividend” within the meaning of Section 857(b)(3) of the Code.

Sale, Exchange, Redemption or other Disposition of Preferred Shares. Upon a sale, exchange or other disposition of Preferred Shares (other than by redemption), a holder will generally recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or disposition, and (ii) the holder’s adjusted tax basis in the partnership interest represented by such Preferred Shares. The gain or loss will generally constitute capital gain or loss (subject to certain exceptions) and will be long-term capital gain or loss if, at the time of disposition, the holder has held the Preferred Shares as an interest in a partnership for more than one year. The deductibility of capital losses is subject to certain limitations.

Upon a redemption of all a holder’s Preferred Shares, a holder will generally recognize gain or loss equal to the difference between the amount of cash received over such holder’s tax basis in its partnership interest. If less than all of a holder’s Preferred Shares are redeemed (i.e., the holder is considered to continue to be a partner of CenterPoint for federal income tax purposes after the redemption), the receipt of cash upon the redemption will instead be treated as a distribution of cash by CenterPoint and will generally be taxable (as gain from the sale of a capital asset) to the extent the cash received exceeds the holder’s tax basis in its partnership interest.

Alternative Minimum Tax. Holders of Preferred Shares that are subject to the AMT should consider the tax consequences of owning Preferred Shares after the Tax Conversion in view of their AMT position, taking into account the special rules that apply in computing the AMT.

State, Local and Foreign Taxes. In addition to the U.S. federal income tax consequences described above, holders of Preferred Shares are urged to consider the potential state and local tax consequences of owning such Preferred Shares after the Tax Conversion. In addition, if CenterPoint is considered to be engaged in a trade or business in another state or foreign jurisdiction as a consequence of an investment, holders of Preferred Shares may be subject to filing requirements and tax liability in such state or foreign jurisdiction. Holders of Preferred Shares are encouraged to consult their own tax advisors regarding the consequences to them of the Tax Conversion and other potential state, local and foreign income, franchise, general corporation and unincorporated business taxes in respect of the ownership and disposition of Preferred Shares after the Tax Conversion.

Importance of Obtaining Professional Advice

The foregoing summary does not contain all of the tax considerations relevant to the Tax Conversion and the ownership and disposition of Preferred Shares after the Tax Conversion, should not be construed as legal advice or a legal opinion and is not intended as a substitute for careful tax planning. Accordingly, holders of Preferred Shares are strongly urged to consult their tax advisors with specific reference to their own situations regarding the possible tax consequences of the Tax Conversion to them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated:	March 13, 2006	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary